UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)
October 7, 2009 (October 6, 2009)
LINN ENERGY, LLC
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51719 (Commission File No.)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
(281) 840-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On October 7, 2009, Linn Energy, LLC (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc. and RBC Capital Markets Corporation, as joint book-running managers and representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company will sell 7,500,000 units representing limited liability company interests in the Company (the “Units”) at a price of $21.90 per Unit ($21.024 per Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,125,000 Units on the same terms to cover over-allotments, if any. The Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-162357) of the Company, as supplemented by the Prospectus Supplement dated October 7, 2009 relating to the Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on October 7, 2009. Closing of the sale of the Units is scheduled to occur on October 13, 2009, subject to customary closing conditions.
     The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company also agreed not to issue units or securities convertible into units for a period of 60 days after October 7, 2009, without the prior consent of the representatives of the Underwriters.
     The summary of the Underwriting Agreement set forth in this Section 1.01 does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. Legal opinions relating to the Units are included as Exhibits 5.1 and 8.1 hereto.

Item 8.01	Other Events.
     On October 6, 2009, the Company issued a press release announcing the launch of a public offering by the Company of up to 6,000,000 units representing limited liability company interests of the Company pursuant to an effective shelf registration statement on Form S-3ASR filed with the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.1.
     On October 7, 2009, the Company issued a press release announcing the pricing of a public offering by the Company of 7,500,000 units representing limited liability company interests of the Company pursuant to an effective shelf registration statement on Form S-3ASR filed with the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
1.1	Underwriting Agreement, dated October 7, 2009, among Linn Energy, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and RBC Capital Markets Corporation, as representatives of the several underwriters named therein.
5.1	Opinion of Baker & Hostetler LLP regarding the legality of the Units.
8.1	Opinion of Baker & Hostetler LLP regarding tax matters.
99.1	Press Release Regarding Launch of Public Units Offering of Linn Energy, LLC dated October 6, 2009.
99.2	Press Release Regarding Pricing of Public Units Offering of Linn Energy, LLC dated October 7, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2009	LINN ENERGY, LLC
	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated October 7, 2009, among Linn Energy, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and RBC Capital Markets Corporation, as representatives of the several underwriters named therein.

5.1	Opinion of Baker & Hostetler LLP regarding the legality of the Units.
8.1	Opinion of Baker & Hostetler LLP regarding tax matters.
99.1	Press Release Regarding Launch of Public Units Offering of Linn Energy, LLC dated October 6, 2009.
99.2	Press Release Regarding Pricing of Public Units Offering of Linn Energy, LLC dated October 7, 2009.